                                                                      EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

                                                                                                      WHOLLY-OWNED DIRECT OR
                                                                                                     INDIRECT SUBSIDIARIES OF
                                                                                                    ITT INDUSTRIES CARRYING ON
                                                                                                    THE SAME LINE OF BUSINESS
                                                                                                      AS NAMED SUBSIDIARIES
                                                                                 PERCENTAGE      --------------------------------
                                           JURISDICTION                           OF VOTING        OPERATING       OPERATING IN
                                             IN WHICH                            SECURITIES          IN THE           FOREIGN
                 NAME                       ORGANIZED         PARENT                OWNED        UNITED STATES       COUNTRIES
---------------------------------------   --------------      ---------------  ---------------   --------------   ---------------
ITT Industries, Inc. ("ITT
  Industries").........................   Indiana             --                       --               --                2
  ITT Canada Limited ("Canada")........   Canada              ITT Industries          100               --                1
    ITT Industries of Canada Limited...   Canada              Canada                  100               --               --
  International Standard Electric
    Corporation ("ISEC")...............   Delaware            ITT Industries          100                1               64
    ITT Delaware Investments, Inc......   Delaware            ISEC                    100               --                3
    ITT Flygt AB.......................   Sweden              ISEC                    100               --               22
    ITT Gesellschaft fur Beteiligungen
      mbH ("ITTG").....................   Germany             ISEC                   99.5               --               22
      ITT Automotive Europe GmbH.......   Germany             ITTG                    100               --                4
      ITT Industrie Beteiligungs
        GmbH...........................   Germany             ITTG                    100               --                3
    ITT Industries Limited.............   England             ISEC                    100               --                3
  ITT Automotive Enterprises, Inc.
    ("Enterprises")....................   Delaware            ITT Industries          100                3                2
      ITT Automotive, Inc.
        ("Automotive").................   Delaware            Enterprises             100                2               --
        ITT AES Enterprises, Inc. ("AES
          Ent.").......................   Delaware            Automotive              100                1                2
          ITT Automotive Electrical
            Systems, Inc...............   Delaware            AES Ent.                 80               --                2
  ITT Defense & Electronics, Inc.
    ("ITTD&E").........................   Delaware            ITT Industries          100               15                4
      ITT Cannon, Inc..................   Delaware            ITTD&E                  100               --                2
      ITT Defense, Inc.................   Delaware            ITTD&E                  100               --               --
      ITT Federal Services
        Corporation....................   Delaware            ITTD&E                  100               11                2
      ITT Schadow Inc..................   Minnesota           ITTD&E                  100               --               --
  ITT Fluid Technology International...   Delaware            ITT Industries          100               --                2
  ITT Flygt Corporation................   Delaware            ITT Industries          100               --                1
  ITT Manufacturing Enterprises,
    Inc................................   Delaware            ITT Industries          100               --                3
  ITT Resource Development Corporation
    ("ITTRDC").........................   Delaware            ITT Industries          100               35               --
    Carbon Industries, Inc.............   West Virginia       ITTRDC                  100               14               --
    ITT Community Development
      Corporation......................   Delaware            ITTRDC                  100               21               --
  Computer Equipment & Leasing
    Corporation........................   Wisconsin           ITT Industries          100               --               --
  Gilcron Corporation..................   Delaware            ITT Industries          100               --               --
  Palm Coast Utility Corporation.......   Florida             ITT Industries          100               --               --

Note: The names of some consolidated wholly-owned subsidiaries of ITT Industries carrying on the same lines of business as other subsidiaries named above have been omitted, the number of such omitted subsidiaries operating in the United States and in foreign countries being shown. Also omitted from the list are the names of other subsidiaries since, if considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.